UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2018

Assurant, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-31978

DE	39-1126612
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

28 Liberty Street, 41st Floor

New York, New York 10005

(Address of principal executive offices, including zip code)

(212) 859-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to the Rights of Security Holders

In connection with the public offering (the “Offering”) by Assurant, Inc. (the “Company”) of 2,500,000 shares (the “Firm Shares”), or $250 million aggregate liquidation preference as well as an additional 375,000 shares (the “Option Shares” and together with the Firm Shares, the “Shares”), or $37.5 million aggregate liquidation preference, solely to cover overallotments, of its 6.50% Series D Mandatory Convertible Preferred Stock (the “Mandatory Convertible Preferred Stock”), on March 12, 2018, the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware to establish the designations, powers, preferences and rights of the Mandatory Convertible Preferred Stock and the qualifications, limitations and restrictions thereof, including the dividend rate, the redemption provisions, the amount payable with respect thereto in the event of the Company’s voluntary or involuntary liquidation, winding-up or dissolution, restrictions on the issuance of shares of the same series or of any other class or series, the terms and conditions of conversion of the Mandatory Convertible Preferred Stock and the voting rights of the Mandatory Convertible Preferred Stock. The Certificate of Designations became effective upon such filing.

Subject to certain exceptions, so long as any share of Mandatory Convertible Preferred Stock remains outstanding, no dividend or distributions will be declared or paid on shares of the Company’s common stock or any other class or series of stock ranking junior to the Mandatory Convertible Preferred Stock, and no common stock or any other class or series stock ranking junior or on parity with the Mandatory Convertible Preferred Stock will be purchased, redeemed, or otherwise acquired for consideration by the Company or any of its subsidiaries unless all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum of cash or number of shares of the Company’s common stock has been set aside for the payment of such dividends upon, all outstanding shares of Mandatory Convertible Preferred Stock.

Unless converted or redeemed earlier in accordance with the terms of the Certificate of Designations, each share of Mandatory Convertible Preferred Stock will convert automatically on the mandatory conversion date, which is expected to be March 15, 2021, into between 0.9354 and 1.1225 shares of the Company’s common stock, subject to customary anti-dilution adjustments. The number of shares of common stock issuable upon conversion will be determined based on the average volume weighted average price per share of common stock over the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately prior to March 15, 2021. Dividends on the Mandatory Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Company’s board of directors, at an annual rate of 6.50% of the liquidation preference of $100.00 per share, and may be paid in cash or, subject to certain limitations, in shares of the Company’s common stock or, subject to certain limitations, any combination of cash and shares of common stock. If declared, dividends on the Mandatory Convertible Preferred Stock will be payable quarterly on March 15, June 15, September 15 and December 15 of each year to, and including, March 15, 2021, commencing on June 15, 2018.

In addition, upon the Company’s voluntary or involuntary liquidation, winding-up or dissolution, each holder of Mandatory Convertible Preferred Stock will be entitled to receive a liquidation preference in the amount of $100.00 per share of Mandatory Convertible Preferred Stock, plus an amount equal to accumulated and unpaid dividends on such shares, whether or not declared, to, but excluding, the date fixed for liquidation, winding-up or dissolution, to be paid out of the Company’s assets legally available for distribution to its stockholders after satisfaction of liabilities owed to the Company’s creditors and holders of shares of its stock ranking senior to the Mandatory Convertible Preferred Stock and before any payment or distribution is made to holders of any stock ranking junior to the Mandatory Convertible Preferred Stock, including, without limitation, the Company’s common stock.

The Company intends to use the net proceeds from the Offering together with proceeds from the issuance of new indebtedness, cash on hand and common stock consideration, to fund the Company’s previously announced acquisition of TWG Holdings Limited (the “TWG Acquisition”), refinance its existing 2.50% Senior Notes due 2018 and pay related fees and expenses.

If, on or prior to December 17, 2018, the merger agreement for the TWG Acquisition is terminated, the TWG Acquisition is not consummated or the Company determines in its reasonable judgment that the TWG Acquisition will not occur, the Company has the option to redeem all, but not less than all, of the Mandatory Convertible Preferred Stock as more fully described in the Certificate of Designations.

The summary of the Certificate of Designations is qualified in its entirely by reference to the text of the Certificate of Designations, which is included as Exhibit 3.1 hereto, and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 12, 2018, the Company filed the Certificate of Designations with the Secretary of State of the State of Delaware to establish the designations, powers, preferences and rights of the Mandatory Convertible Preferred Stock and the qualifications, limitations and restrictions thereof, including the dividend rate, the redemption provisions, the amount payable with respect thereto in the event of the Company’s voluntary or involuntary liquidation, winding-up or dissolution, the terms and conditions of conversion of the Mandatory Convertible Preferred Stock and the voting rights of the Mandatory Convertible Preferred Stock. The Certificate of Designations, a copy of which is incorporated by reference as Exhibit 3.1 to this Current Report on Form 8-K, became effective upon such filing. The information set forth under Item 3.03 above is incorporated herein by reference.

Item 8.01	Other Events

On March 7, 2018, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Wells Fargo Securities LLC, as representatives of the several underwriters named therein (the

“Underwriters”), relating the Offering. The offering price to the public of the Firm Shares was $100.00 per share, and the Company agreed to sell the Firm Shares to the Underwriters at a price of $96.50 per share, with the Underwriters receiving an underwriting discount and commission of $3.50 per share. In addition to the Firm Shares, the Company granted the Underwriters a 30 day option to purchase from the Company the Option Shares, solely to cover overallotments, on the same terms, which the Underwriters exercised in full on March 8, 2018. The net proceeds from the Offering will be approximately $276.7 million after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company.

The offering of the Shares has been registered under the Securities Act of 1933, as amended (the “Act”), pursuant to a Registration Statement on Form S-3 (No. 333-222648) previously filed with the Securities and Exchange Commission (the “SEC”) by the Company under the Act. A prospectus supplement relating to the Offering has been filed with the SEC. A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Cautionary Statement

Some of the statements included in this Form 8-K may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s best estimates, assumptions and projections and are subject to significant uncertainties. Actual results may differ materially from those projected in the forward-looking statements. The Company undertakes no obligation to update any forward-looking statements in this Form 8-K as a result of new information or future events or developments. For a detailed discussion of the general risk factors that could affect the Company’s results, please refer to the risk factors identified in the Company’s annual and periodic reports filed with the SEC.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

1.1	Underwriting Agreement, dated March 7, 2018
3.1	Certificate of Designations of the 6.50% Series D Mandatory Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on March 12, 2018
4.1	Specimen certificate of 6.50% Series D Mandatory Convertible Preferred Stock (included in Exhibit 3.1)
5.1	Opinion of Jessica M. Olich, Esq.
23.1	Consent of Jessica M. Olich, Esq. (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assurant, Inc.

Date: March 12, 2018	By:	/s/ Carey S. Roberts
Carey S. Roberts
Executive Vice President, Chief Legal Officer and Secretary